Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Heska Corporation’s Registration Statements on Form S-8 (File Nos. 333-30951, 333-34111, 333-47129, 333-72155, 333-38138, 333-39448, 333-55112, 333-82096, 333-89738, 333-102871, 333-106679, 333-112701, 333-115995, 333-123196, 333-132916, 333-141737, 333-194120, 333-194122, 333-195734, 333-204036, 333-211567, and 333-225112) of our report dated March 19, 2018, relating to the December 31, 2017 consolidated financial statements of Heska Corporation, which appears in this Annual Report on Form 10-K.

/s/ EKS&H LLLP

Denver, Colorado
February 28, 2020